UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 2, 2019
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)
(808) 525-6611
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Common Stock (Title of each class)	ALEX (Trading Symbol)	New York Stock Exchange (Name of exchange where registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.
On May 2, 2019, Alexander & Baldwin, Inc. issued a press release announcing its 2019 first quarter earnings.  This information is being furnished as Exhibit 99.1 to this report.
Item 7.01.  Regulation FD Disclosure.
On May 2, 2019, Alexander & Baldwin, Inc. made available on its website its Supplemental Information, which provides certain supplemental operating and financial information as of and for the three months ended March 31, 2019 and 2018. A copy of this Supplemental Information is being furnished as Exhibit 99.2 to this report.
Item 9.01.  Financial Statements and Exhibits.
(d)     Exhibits

99.1	Press release announcing 2019 first quarter earnings issued May 2, 2019.
99.2	Alexander & Baldwin, Inc.'s Supplemental Information, as of and for the three months ended March 31, 2019 and 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  May 2, 2019

ALEXANDER & BALDWIN, INC.

/s/ Diana M. Laing
Diana M. Laing
Interim Executive Vice President and Interim Chief
Financial Officer